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                                                                   EXHIBIT 10.29

                                PROMISSORY NOTE
                                ---------------
                                                                 August 16, 1999
$5,000,000                                               Aliso Viejo, California


          BUY.COM INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to The Scott A. Blum Separate Property Trust u/d/t 8/2/95 or its registered assigns ("Investor"), in lawful money of the United States at such place as the Investor may designate from time to time in a written notice to the Company, the principal sum of Five Million Dollars ($5,000,000), together with all accrued but unpaid interest thereon.

          Unpaid principal of this Note shall bear interest (computed on the basis of a year of 360 days of actual days elapsed), from the date hereof until such principal is paid, at a rate per annum which shall be equal to ten percent (10%). All outstanding principal and accrued but unpaid interest on this Note shall be due and payable on the closing and funding of a preferred stock financing with certain SOFTBANK Venture Funds (the "Financing"). However, if the Financing is not consummated on or before September 30, 1999, all outstanding principal and accrued but unpaid interest on this Note shall be due and payable within ten (10) days after a demand. All payments with respect to this Note shall be credited first to the payment of accrued but unpaid interest and then to the repayment of principal. The rate of interest payable hereunder shall in no event exceed the maximum rate permitted by law. The Company may prepay this Note at any time without premium or penalty.

          If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of California, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.

          This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Company. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note.

          Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

          The Company waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor. No delay on the part of Investor in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

          In the event that the Company fails to make payment under this Note in accordance with the payment terms contained herein, the Company shall be deemed to be in default hereunder.
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          If the indebtedness represented by this Note or any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Investor.

          IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed and delivered on and as of the day and year first written above.

                              BUY.COM INC., a Delaware corporation

                              By:_______________________________

                              Print Name:_______________________
                              Title:____________________________

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